GUARANTY

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, PALM DESERT ART PUBLISHERS, LTD. (the "Guarantor"), a California corporation and the principal shareholder of PALM DESERT ART, INC. (f/k/a Database Technologies, Inc.), a Delaware corporation (the "Company"), unconditionally guaranties, in accordance with the terms hereof and without any prior written notice, the payment and performance of the Liabilities (as defined herein) of the Company to ALLAN WOLFE of Bedford, New Hampshire ("Wolfe").

     As used herein, the term "Liabilities" includes, without limitation, any and all liabilities, debts, and obligations of the Company to Wolfe, of each and every kind, nature and description. "Liabilities" also include, without limitation, each obligation to repay all loans, advances, indebtedness, notes, obligations and amounts now or at any time hereafter owing by the Company to Wolfe (including all future advances or the like, whether or not given pursuant to a commitment by Wolfe), whether or not such are liquidated, unliquidated, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature or description, or by reason of any cause of action which Wolfe now or hereafter may hold against the Company. "Liabilities" also include, without limitation, all notes and other obligations of the Company now or hereafter assigned to or held by Wolfe, of each and every kind, nature and description. "Liabilities" also include, without limitation, all interest, penalties and costs and other amounts which may be charged to the Company or which may be due from the Company to Wolfe from time to time and all costs and expenses incurred or paid by Wolfe to enforce any agreement between the Company and Wolfe or pursuant to any instrument furnished by the Company to Wolfe (including, without limitation, costs of collection, reasonable attorneys' fees, court and litigation costs and expenses). "Liabilities" also include, without limitation, any and all obligations of the Company to act or to refrain from acting in accordance with the terms, provisions and covenants of any agreement between the Company and Wolfe or pursuant to any instrument furnished by the Company to Wolfe. As used herein, the term "indirect" includes, without limitation, all obligations and liabilities which Wolfe may incur or become liable for on account of or as a result of any transactions between Wolfe and the Company.

     "Costs of Collection" include, without limitation, all reasonable attorneys' fees and out-of-pocket expenses incurred by Wolfe's attorneys and all costs incurred by Wolfe including, without limitation, costs and expenses associated with travel on behalf of Wolfe, which costs and expenses are directly or indirectly related to or incurred in respect of Wolfe's efforts to collect or enforce any of the Liabilities, or to enforce any of Wolfe's rights, remedies or powers against or in respect of the Company or any other guarantor or person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection shall be added to the Liabilities of the Company to Wolfe, as if such had been lent, advanced and credited by Wolfe to, or for the benefit of, the Company.

     For said good and valuable consideration, the Guarantor shall also indemnify, defend, and hold Wolfe harmless of and from any liability, claim or demand suffered by or asserted against Wolfe with respect to Wolfe's relationship with the Company, the Guarantor or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled or pursued by Wolfe with counsel of Wolfe's selection, but at the expense of the Guarantor).

     The obligations of the Guarantor hereunder shall not be affected by any fraudulent, illegal or improper act by the Company, nor by any release, discharge or invalidation, by operation of law or otherwise, of the Liabilities. Interest and Costs of Collection shall continue to accrue and shall continue to be deemed Liabilities guarantied hereunder, notwithstanding any stay of the enforcement thereof against the Company or the disallowance of any claim therefor against the Company.

     This instrument incorporates all discussions and negotiations between the Guarantor and Wolfe concerning the guaranty and indemnification provided by the Guarantor hereunder. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No provision hereof may be altered, amended, waived, canceled or modified, except by Wolfe.

     The Guarantor waives presentment, demand, notice and protest with respect to the Liabilities, and further waives any delay on the part of Wolfe, and further waives any right to require Wolfe to pursue or to proceed against the Company or any collateral which Wolfe might have been granted to secure the Liabilities or to secure the obligations of the Guarantor hereunder, and further waives notice of acceptance of this Guaranty.

     Wolfe's books and records showing the account between Wolfe and the Company shall be admissible in any action or proceeding and constitute prima facie evidence and proof of the items contained therein.

     The obligations of the Guarantor hereunder are primary, with no recourse necessary by Wolfe against the Company or any collateral given to secure the Liabilities or against any other person liable for or on the Liabilities prior to proceeding against the Guarantor hereunder. The Guarantor assents to any indulgence or waiver which Wolfe may grant or give the Company or any other person liable or obligated to Wolfe for or on account of the Liabilities. The Guarantor authorizes Wolfe to alter, amend, cancel, waive or modify any term or condition of the Liabilities and obligations of any other person liable or obligated to Wolfe for or on account of the Liabilities without notice to, or consent from, the Guarantor. No compromise, settlement or release by Wolfe of the Liabilities or obligations of any other such person (whether or not jointly liable with the Guarantor) and no release of any collateral securing the Liabilities or obligations of any other such person shall affect the obligations of the Guarantor hereunder. No action by Wolfe which has been assented to herein shall affect the obligations of the Guarantor to Wolfe hereunder.

     The Guarantor shall not exercise any right of subrogation, reimbursement, indemnity, contribution or the like (including any right to proceed upon any collateral granted by the Company to the Guarantor) against the Company or any other person liable or obligated for or on account of the Liabilities unless and until all of the Liabilities have been satisfied in full.

     The Guarantor will pay on demand all reasonable attorneys' fees and out-of-pocket expenses incurred by Wolfe's attorneys and all costs incurred by Wolfe which are directly or indirectly related to Wolfe's efforts to collect or to enforce any of the obligations of the Guarantor hereunder or to enforce any of Wolfe's rights, remedies or powers against or in respect of the Guarantor (whether or not suit is instituted by or against Wolfe).

     This instrument shall inure to the benefit of Wolfe, and his heirs, successors and assigns, shall be binding upon the heirs, successors and assigns of the Guarantor, and shall apply to all liabilities of the Company and any successor to the Company, including any successor by operation of law.

     The rights, remedies, powers, privileges and discretions of Wolfe hereunder (hereinafter, the "Wolfe's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which he would otherwise have. No delay or omission by Wolfe in exercising or enforcing any of Wolfe's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by Wolfe of any of Wolfe's Rights and Remedies, of any default, of any remedies under any other agreement with the Guarantor, or of any default under any agreement with the Company or any other person liable or obligated for or on account of the Liabilities shall operate as a waiver of any other of Wolfe's Rights and Remedies or of any default or remedy hereunder or thereunder. No exercise of any of Wolfe's Rights and Remedies, and no other agreement or transaction of whatever nature entered into between Wolfe and the Guarantor, Wolfe and the Company or Wolfe and any other person at any time, shall preclude any other exercise of Wolfe's Rights and Remedies. No waiver by Wolfe of any of Wolfe's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of Wolfe's Rights and Remedies and all of Wolfe's rights, remedies, powers, privileges and discretion under any other agreement or transaction with the Guarantor, the Company or any other such person shall be cumulative and not alternative or exclusive, and may be exercised by Wolfe at such time or times and in such order of preference as Wolfe in its sole discretion may determine.

     This instrument shall take effect as a sealed instrument and shall be governed, construed and interpreted in accordance with the laws of the State of New Hampshire. The Guarantor submits to the jurisdiction of the courts of the State of New Hampshire for all matters in connection herewith as well as for all purposes in connection with any other relationship between the Guarantor and Wolfe. It is the intention of the Guarantor that the provisions of the within guaranty and indemnification be liberally construed to the end that Wolfe may be put in as good a position as if the Company had promptly, punctually and faithfully performed all Liabilities and the Guarantor had promptly, punctually and faithfully performed hereunder.

     Any determination that any provision hereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality or enforceability of such provision in any other instance and shall not affect the validity, legality or enforceability of any other provision contained herein.

     This instrument  shall remain in full force and effect until the earlier of
(a) the satisfaction and performance by the Company of all of its obligations under a certain Promissory Note of even date herewith, as the same may be amended from time to time, or (b) the delivery of written notice of termination of this Guaranty dated and signed by Wolfe. No termination hereof shall affect any Liability in existence or outstanding ten (10) days following the date of such actual receipt or delivery (including, without limitation, those which are contingent or not then due and those which arise out of any check, draft, item or paper which was made, executed or drawn prior to the expiration of such ten
(10) day period, even if received by Wolfe thereafter) nor any obligation of the Guarantor hereunder which by its terms includes any Liability or obligation of a contingent nature (including, without limitation, the indemnification provided for herein).

     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty made to be effective as of the 22nd day of April, 1998.

                                        PALM DESERT ART PUBLISHERS, LTD.


                                        By: ss/Hugh G. Pike
                                            -----------------------------------
                                            Name:
                                            Title:  President




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



STATE OF CALIFORNIA

COUNTY OF RIVERSIDE

     On this the _____ day of  ___________________________  1998,  before  me, a
Notary Public or Justice of the Peace in and for the State of ________________________ personally appeared ______________________ who acknowledged that he/she is the __________________________ of Palm Desert Art Publishers, Ltd. and acting in that capacity and being authorized to do so, executed the foregoing instrument for and on behalf of Palm Desert Art Publishers, Ltd. for the purposes therein contained.

                                             See attached
                                        -------------------------------------
                                        Notary Public/Justice of the Peace
                                        My Commission Expires:



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


STATE OF CALIFORNIA

COUNTY OF RIVERSIDE

     On April 24, 1998 before me, Marianne M. Parsons "Notary Public" personally appeared Hugh Gene Pike personally known to me

                                        to  be  the   person   whose   name   is
                                        subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

                                        WITNESS my hand and official seal.

                                        ss/Marianne M. Parsons
                                        ----------------------------------------

                     Marianne M. Parons
         [SEAL]      Comm. #1152975
                     Notary Public-California
                     Riverside County
                     My Comm. Exp.Aug. 24, 2001







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